Filed Pursuant to Rule 424(b)(7)
Registration No. 333-239660

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus dated July 2, 2020)

Cornerstone OnDemand, Inc.

692,695 Shares of Common Stock

This prospectus supplement no. 1 supplements, updates and amends the selling stockholder information contained in the prospectus dated July 2, 2020, relating to the resale from time to time of shares of our common stock, par value $0.0001 per share, by the selling stockholders named herein, together with any of such stockholders’ transferees, pledgees, donees or successors. The prospectus originally registered for resale up to 1,110,352 shares of our common stock, and following sales of 417,657 of such shares, this prospectus supplement no. 1 relates to the resale from time to time of up to 692,695 remaining shares.

You should read this prospectus supplement no. 1 in conjunction with the prospectus. This prospectus supplement no. 1 is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements thereto. This prospectus supplement no. 1 is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement no. 1 supersedes information contained in the prospectus.

Please read the prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the symbol “CSOD.” On September 24, 2020, the closing sale price of our common stock on Nasdaq was $33.86 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” on page 3 of the prospectus, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 25, 2020.

The section entitled “Selling Stockholders” in the prospectus is superseded in its entirety with the following:

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 692,695 shares of our common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders in connection with our Acquisition of Saba. Pursuant to a registration rights agreement entered into in connection with the Acquisition, we have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the date that all shares subject to such provision and covered by this registration statement (i) have been sold hereunder or pursuant to Rule 144 under the Securities Act, or (ii) are freely transferable under Rule 144 under the Securities Act without regard to the volume or manner of sale limits and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c) under the Securities Act.

Vector Talent Holdings, L.P. (“Vector Talent”) previously sold 417,657 shares registered pursuant to the prospectus. The table below sets forth certain information known to us with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of the date of this prospectus supplement. This information is known to us, based upon written representations from the selling stockholders. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any shares. Except as disclosed in the footnotes to the table below, to our knowledge, none of the selling stockholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, other than (i) pursuant to the Purchase Agreement and related agreements entered into by and among us and the Seller in connection with the Acquisition and (ii) as a holder of our common stock.

The information set forth in the table below is based upon information obtained from the selling stockholders. Any changed or new information given to us by the selling stockholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3 under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 64,537,966 shares of common stock outstanding as of September 15, 2020.

As used in this prospectus, the term “selling stockholders” includes the selling stockholder listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Before This Offering	% of Total Shares Outstanding Before This Offering	Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After This Offering(1)	% of Total Shares Outstanding After This Offering
Vector Capital IV, L.P.(2)	293,696	*	293,696	0	0%
Vector Capital Management, L.P.(3)	22,207	*	22,207	0	0%
Vector Entrepreneur Fund III, L.P.(4)	3,613	*	3,613	0	0%
Vector Trading (Cayman), L.P. (5)	1,295	*	1,295	0	0%
All other selling stockholders (6)	371,884	*	371,884	0	0%

Total of all selling stockholders	692,695	1.1%	692,695	0	0%

*	Less than 1%.
(1)

Assumes that the selling stockholders dispose of all of the shares of our common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of our common stock. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(2)

Represents shares received pursuant to an in-kind distribution made by Vector Talent. Vector Capital, L.L.C is the general partner of Vector Capital Partners IV, L.P. and Vector Capital Partners IV, L.P. is the general partner of Vector Capital IV, L.P., and Alex Slusky is the sole member of Vector Capital, L.L.C. Accordingly, Mr. Slusky may be deemed to share voting and dispositive power over the shares held by Vector Capital IV, L.P.

(3)

Represents shares received pursuant to an in-kind distribution made by Vector Talent. Vector Capital, L.L.C is the general partner of Vector Capital Management, L.P. and Alex Slusky is the sole member of Vector Capital, L.L.C. Accordingly, Mr. Slusky may be deemed to share voting and dispositive power over the shares held by Vector Capital Management, L.P.

(4)

Represents shares received pursuant to an in-kind distribution made by Vector Talent. Vector Capital, L.L.C. is the general partner of Vector Capital Partners III, L.P. and Vector Capital Partners III, L.P. is the general partner of Vector Capital Entrepreneur Fund III, L.P., and Alex Slusky is the sole member of Vector Capital, L.L.C. Accordingly, Mr. Slusky may be deemed to share voting and dispositive power over the shares held by Vector Entrepreneur Fund III, L.P.

(5)

Represents shares received pursuant to an in-kind distribution made by Vector Talent. VCP Credit, L.L.C. is the general partner of Vector Trading (Cayman), L.P. and Alex Slusky is the majority member of VCP Credit, L.L.C. Accordingly, Mr. Slusky may be deemed to share voting and dispositive power over the shares held by Vector Trading (Cayman), L.P.

(6)	Represents shares received pursuant to in-kind distributions made by Vector Talent.

PROSPECTUS

Cornerstone OnDemand, Inc.

1,110,352 Shares of Common Stock

This prospectus relates to the proposed resale from time to time of up to 1,110,352 shares of our common stock, par value $0.0001 per share, by the selling stockholders named herein, together with any of such stockholders’ transferees, pledgees, donees or successors. The selling stockholders acquired these shares from us pursuant to the purchase agreement dated as of February 24, 2020, by and among us, 1241593 B.C. LTD., Cornerstone OnDemand UK Holdings Limited, and Vector Talent Holdings, L.P. (the “Seller”), an exempted limited partnership registered under the laws of the Cayman Islands and an affiliate of Vector Capital, as amended by the amendment agreement dated as of April 22, 2020, between us and the Seller (the “Purchase Agreement”), in connection with our acquisition of all of the outstanding equity interests of the direct and indirect subsidiaries of the Seller including Saba Software, Inc. (such subsidiaries collectively, “Saba” and, such acquisition, the “Acquisition”).

This prospectus may be used from time to time by the selling stockholders to offer for resale up to 1,110,352 shares of our common stock, in any manner described under the section entitled “Plan of Distribution” in this prospectus. The selling stockholders may sell such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling stockholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. The selling stockholders will bear their own legal fees and selling expenses in connection with any sale of the shares, including any underwriting fees, commissions and discounts, broker’s fees and transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. We will receive no proceeds from any sale by the selling stockholders of the shares of common stock offered by this prospectus.

Please read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the symbol “CSOD.” On July 1, 2020, the closing sale price of our common stock on Nasdaq was $38.99 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” below on page 3, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2020.

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”). We do not, and the selling stockholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using a “shelf” registration statement, the selling stockholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

Unless we state otherwise or the context otherwise requires, references to “Cornerstone,” the “Company,” “us,” “we” or “our” in this prospectus mean Cornerstone OnDemand, Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 3 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in our common stock.

Cornerstone OnDemand, Inc.

Cornerstone OnDemand, Inc. is a premier global people development company. We were founded with a passion for empowering people through learning and a conviction that people should be an organization’s greatest competitive advantage. We believe people can achieve anything when they have the right development and growth opportunities. We offer organizations the technology, content, expertise, and specialized focus to help them realize their potential. Featuring comprehensive recruiting, personalized learning, modern content delivered in the flow of work, development-driven performance management, and holistic workforce data management and insights, Cornerstone’s people development solutions are used by approximately 7,000 customers of all sizes, spanning more than 75 million users across over 180 countries and more than 50 languages.

We work with customers across all geographies, vertical markets, and market segments. Our customers include multi-national corporations, large domestic and foreign-based enterprises, mid-market companies, public sector organizations, healthcare providers, higher education institutions, non-profit organizations, and small businesses. We sell our solution domestically and internationally through both direct and indirect channels, including direct sales teams throughout North and South America, Europe, and Asia-Pacific and distributor relationships with payroll companies, human resource consultancies, and global system integrators.

Our enterprise people development solution is composed of four product suites:

•

Our Learning suite provides robust, modern learning management software designed to scale with the organization. Cornerstone Learning comprehensively supports compliance, knowledge sharing, and employee-driven development training to close skills gaps. Our content offering delivers fresh, modern content, fueling employee curiosity, and inspiring growth;

•	Our Performance suite provides tools to manage goal setting, performance reviews, competency assessments, development plans, continuous feedback, compensation management, and succession planning;

•	Our Recruiting suite helps organizations to attract, hire, and onboard the right employees; and

•	Our HR suite provides an aggregated view of all employee data with workforce planning, self-service management, and compliance reporting capabilities resulting in more accurate data.

Acquisition of Saba

On February 24, 2020, we entered into a purchase agreement by and among us, 1241593 B.C. LTD., Cornerstone OnDemand UK Holdings Limited, and Vector Talent Holdings, L.P. (the “Seller”), an exempted limited partnership registered under the laws of the Cayman Islands and an affiliate of Vector Capital, to acquire all of the outstanding equity interests of the direct and indirect subsidiaries of Seller including Saba Software, Inc. (such subsidiaries collectively, “Saba” and, such acquisition, the “Acquisition”). The Acquisition closed on April 22, 2020 (the “Closing”). At the Closing, we became the owner of Saba and we paid Seller $1.274 billion in cash consideration (exclusive of cash acquired) and issued 1,110,352 shares of our common stock to Seller.

Company Information

Cornerstone was incorporated on May 24, 1999 in the state of Delaware and began its principal operations in November 1999.

Our principal executive offices are located at 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, CA 90404, and our telephone number is (310) 752-0200. Our website address is www.csod.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Cornerstone OnDemand logo and other trademarks or service marks of Cornerstone OnDemand, Inc. appearing in this prospectus are the property of Cornerstone OnDemand, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock—Common Stock.”

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from the sale of shares of common stock hereunder.

The Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSOD.”

RISK FACTORS

Investing in our common stock involves risks. Before deciding to purchase our common stock, you should carefully consider the risks and uncertainties described in Part I, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at https://investors.cornerstoneondemand.com/investors/overview/default.aspx. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is https://www.cornerstoneondemand.com/. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus or any accompanying prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference (including any future filings) to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35098):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) filed with the SEC on February 25, 2020;

•

the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A filed with the SEC on April  28, 2020, as supplemented by the first proxy supplement filed with the SEC on May 11, 2020 and as further supplemented by the second proxy supplement filed with the SEC on June 5, 2020;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 11, 2020;

•

our current reports on Form 8-K, as amended, filed with the SEC on February   24, 2020 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), February  26, 2020, April  17, 2020, April  22, 2020, May 11, 2020 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), June  5, 2020, June  8, 2020, June  29, 2020, and July 1, 2020; and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March  2, 2011 (including any amendment or report filed for the purpose of updating that description, including the Description of Capital Stock filed with the SEC as Exhibit 4.3 to the Annual Report).

In addition to the items listed above, we also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus through the completion of the offering. We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of our current reports on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus at no cost, by writing or telephoning us at the following address or telephone number:

Cornerstone OnDemand, Inc.

1601 Cloverfield Blvd.

Santa Monica, CA 90404

(310) 752-0200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are any statements that look to future events and consist of, among other things, statements regarding our business strategies; anticipated future operating results and operating expenses; our ability to attract new customers to enter into subscriptions for our products; our ability to service those customers effectively and induce them to renew and upgrade their deployments of our products; our ability to expand our sales organization to address effectively the new industries, geographies and types of organizations we intend to target; our ability to accurately forecast revenue and appropriately plan our expenses; market acceptance of enhanced products; alternate ways of addressing talent management needs or new technologies generally by us and our competitors; continued acceptance of Software-as-a-Service (“SaaS”) as an effective method for delivering people development products and other business management products; the attraction and retention of qualified employees and key personnel; our ability to protect and defend our intellectual property; costs associated with defending intellectual property infringement and other claims; our ability to exploit Big Data to drive increased demand for our products; events in the markets for our products and alternatives to our products, as well as in the United States (“US”) and global markets generally; future regulatory, judicial and legislative changes in our industry; our ability to successfully integrate our operations with those of recently acquired companies, including Saba Software, Inc. (“Saba”); and changes in the competitive environment in our industry and the markets in which we operate. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “may,” “believe,” “could,” “anticipate,” “would,” “might,” “plan,” “expect,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement, and are based on information available to us as of such date. Other risks, uncertainties and factors, including the risk factors discussed under “Risk Factors” in this prospectus and those discussed in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other reports filed from time to time with the SEC, could cause our actual results to differ materially from those projected in any forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from their sale from time to time of shares of common stock under this prospectus and any accompanying prospectus supplement. We will not receive any proceeds from these sales.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, each of which each of which has been publicly filed with the SEC. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.” We encourage you to read our certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL, for additional information.

Authorized Shares of Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of June 26, 2020, there were 64,058,287 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Registration Rights

In connection with our Acquisition of Saba, we entered into a registration rights agreement with Vector Talent Holdings, L.P. (together with its affiliates, “Vector”), a copy of which is filed as Exhibit 4.4 to this registration statement (the “Vector Registration Rights Agreement”). We are registering the offer and sale of the shares of common stock beneficially owned by the selling stockholders to satisfy certain registration obligations that we granted to Vector pursuant to the Vector Registration Rights Agreement. Pursuant to the Vector Registration Rights Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the date that all shares subject to such provision and covered by this registration statement (i) have been sold hereunder or pursuant to Rule 144 under the Securities Act, or (ii) are freely transferable under Rule 144 under the Securities Act without regard to the volume or manner of sale limits and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c) under the Securities Act.

Additionally, pursuant to an investment agreement with an affiliate of Silver Lake Group, L.L.C., or Silver Lake, as amended, which is filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2019, Silver Lake is entitled to certain registration rights with respect to shares of our common stock they hold or acquire, subject to limitations as specified in the investment agreement.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSOD.”

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Pursuant to our certificate of incorporation, our board has the authority, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock in one or more series. Our board may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of our common stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our common stock.

Anti-Takeover Provisions

Our certificate of incorporation, our bylaws and Delaware law contain provisions that may have the effect of delaying or preventing a change in control of us or changes in our management. Our certificate of incorporation and our bylaws include provisions that:

•	authorize “blank check” preferred stock, which could be issued by the board without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

•

create a classified board of directors whose members serve staggered three-year terms (except that our classified board of directors is being phased out and, starting at the 2021 annual meeting of stockholders, all of our directors elected by stockholders shall serve one-year terms);

•	eliminate the ability of stockholders to act by written consent;

•

provide that our directors who have been elected to serve a three-year term (or any director appointed to fill a vacancy caused by the death, resignation, retirement, disqualification or other removal of such director) may be removed only for cause until the expiration of such three-year term;

•	specify that special meetings of our stockholders can be called only by the board, the chairperson of the board, the chief executive officer or the president;

•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board;

•	provide that vacancies on our board may be filled only by a majority of directors then in office, even though less than a quorum;

•	specify that no stockholder is permitted to cumulate votes at any election of directors; and

•	require supermajority votes of the holders of our common stock to amend specified provisions of our charter documents.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the “interested stockholder.” With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 1,110,352 shares of our common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders in connection with our Acquisition of Saba. Pursuant to a registration rights agreement entered into in connection with the Acquisition, we have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the date that all shares subject to such provision and covered by this registration statement (i) have been sold hereunder or pursuant to Rule 144 under the Securities Act, or (ii) are freely transferable under Rule 144 under the Securities Act without regard to the volume or manner of sale limits and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c) under the Securities Act.

The following table sets forth: (i) the name of each selling stockholder; (ii) the number of shares of our common stock beneficially owned by each of the respective selling stockholders; (iii) the number of shares that may be offered under this prospectus; and (iv) the number of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any shares. Except as disclosed in the footnotes to the table below, to our knowledge, none of the selling stockholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, other than (i) pursuant to the Purchase Agreement and related agreements entered into by and among us and the Seller in connection with the Acquisition and (ii) as a holder of our common stock.

The information set forth in the table below is based upon information obtained from the selling stockholders. Any changed or new information given to us by the selling stockholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 64,058,287 shares of common stock outstanding as of June 26, 2020.

As used in this prospectus, the term “selling stockholders” includes the selling stockholder listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

	Shares of Common Stock Beneficially Owned Before This Offering	% of Total Shares Outstanding Before This Offering	Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After This Offering	% of Total Shares Outstanding After This Offering
Name of Selling Stockholder
Vector Talent Holdings, L.P. (1)	1,110,352	1.7%	1,110,352	0	0%

(1)

David Fishman and Andy Fishman, the designees of Vector Capital to the board of managers of Vector Talent Holdings, L.P. (the “Seller”), have voting and dispositive power over the shares of common stock held by the Seller.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock (the “Shares”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Shares covered by this prospectus, but they will bear their own legal fees and selling expenses in connection with any sale of the shares, including any underwriting fees, commissions and discounts, broker’s fees and transfer taxes. We will not receive any proceeds from the sale of Shares.

The selling stockholders may sell the Shares covered by this prospectus from time to time, and may also decide not to sell all or any of the Shares that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholders in one or more types of transactions, which may include:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom they may act as agent;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•

the pledge of Shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Shares, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Shares by such pledgees or secured parties;

•	short sales or transactions to cover short sales relating to the Shares;

•	one or more exchanges or over the counter market transactions

•

through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling stockholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling stockholder may also resell all or a portion of its Shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell Shares covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common stock. The third parties also may use shares of our common stock received under those sale, forward sale or derivative arrangements or shares of our common stock pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of our common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.

In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of Shares or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell securities short and redeliver securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholders also may loan or pledge Shares, and the borrower or pledgee may sell or otherwise transfer the Shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Shares to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Shares, including the specific Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Shares from the selling stockholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Shares covered hereby, the selling stockholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling stockholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of Nasdaq in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.

The selling stockholders will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. These restrictions may affect the marketability of such Shares.

In order to comply with applicable securities laws of some states or countries, the Shares may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Shares of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Shares under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Shares offered under this prospectus. As a result, the price of the Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on Nasdaq or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

Cooley LLP, San Francisco, California, will pass upon the validity of the shares of common stock offered by this prospectus. Any underwriters will also be advised about the validity of the shares of common stock and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Vector Talent Holdings, L.P. as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the seven months ended December 31, 2018 included in Cornerstone OnDemand, Inc.’s Amendment No 1. to Current Report on Form 8-K/A as filed with the SEC on July 1, 2020, have been so incorporated herein by reference in reliance on the report of BDO Canada LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Vector Talent Holdings, L.P. as of May 31, 2018 and 2017 and for each of the years then ended included in Cornerstone OnDemand, Inc.’s Amendment No 1. to Current Report on Form 8-K/A as filed with the SEC on July 1, 2020, have been so incorporated herein by reference in reliance on the report of BDO USA, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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